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                         FIRST AMENDMENT AND AGREEMENT



     FIRST AMENDMENT AND AGREEMENT, dated as of April 15, 1999 (this "Amendment"), to the Investment Agreement, dated as of March 8, 1999 (the "Investment Agreement"), by and between VALUEVISION INTERNATIONAL, INC. (the "Company") and GE CAPITAL EQUITY INVESTMENTS, INC. (the "Purchaser").


                                  WITNESSETH:

     WHEREAS, pursuant to the terms of the Investment Agreement and the Ancillary Documents (as defined in the Investment Agreement), the Company is issuing to the Purchaser and its affiliates certain securities (the "Securities");

     WHEREAS, the parties have subsequently determined that shareholder approval of the issuance a portion of the Securities is required by the rules and regulations of the Nasdaq Stock Market (the "Nasdaq Rules"); and

     WHEREAS, the Company and the Purchaser have agreed to amend the terms of the Investment Agreement to comply with the Nasdaq Rules.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I. Defined Terms. Terms defined in the Investment Agreement and used herein shall have the meanings given to them in the Investment Agreement.

     II. Amendments to Investment Agreement. The Investment Agreement shall be amended as follows:

          1. The following definition shall be added in the appropriate alphabetical place in Section 1.1 of the Investment Agreement:

             "Additional Preferred Shares" shall have the meaning set forth in
        Section 2.1(a).

             "Second Closing" and "Second Closing Date" shall have the meanings set forth in Section 5.9(a).

             "Second Closing Consideration" shall have the meaning set forth in
        Section 2.1(b).

          2. The following sentence shall be added to the end of Section 2.1(a) of the Investment Agreement:

        At the Closing, the Purchaser shall Purchase 3,739,500 shares of Preferred Stock. The difference between 5,339,500 shares and the 3,739,500 shares of Preferred Stock purchased at the Closing (i.e. 1,600,000 shares) shall be referred to as the "Additional Preferred Shares".

          3. The following sentence shall be added to the end of Section 2.1(b) of the Investment Agreement:


        Of this amount, the Purchaser shall pay at the Closing an amount equal to $31,000,836.69, which is (i) $44,265,000.00 minus (ii) the product of
        (A) the number of Additional Preferred Shares multiplied by (B) $8.288. The difference between $44,265,000.00 and the $31,000,836.69 paid by the Purchaser at the Closing (i.e. $13,264,163.31) shall be referred to as the "Second Closing Consideration".


          4. The word "Securities" in Section 2.2 of the Investment Agreement shall be replaced with the words "Securities (other than the Additional Preferred Shares)" each time the word "Securities" appears in Section 2.2.

          5. The first sentence of Section 5.1(a) shall be replaced with the following sentence:

        As soon as practicable after the execution of this Agreement, the Company shall prepare and cause to be filed with the SEC preliminary proxy materials (the "Proxy Statement") for the solicitation of approval of the shareholders of the Company of (i) the issuance by the Company of shares of Common Stock pursuant to, and purchase of shares of Common Stock by the exercise of, the


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        Warrants, (ii) the issuance and sale by the Company of the Additional
        Preferred Shares, (iii) such other transactions contemplated hereby and pursuant to the Ancillary Documents as may reasonably require approval of the Company's shareholders (together with clauses (i) and (ii), the "Shareholder Approval"), (iv) the election of directors and (v) such other matters as the Company and the Purchaser may reasonably agree.


          6. The word "Securities" in the last sentence of Section 5.2 of the Investment Agreement shall be replaced with the words "Securities (other than the Additional Preferred Shares)."



          7. The following sections shall be added to the end of Article V of the Investment Agreement:



             Section 5.9 Agreement to Sell and Purchase Additional Preferred Shares. (a) If Shareholder Approval is obtained with respect to the issuance and sale of the Additional Preferred Shares, the Company agrees to issue and sell, and the Purchaser agrees to purchase, the Additional Preferred Shares for an aggregate purchase price equal to the Second Closing Consideration (the "Second Closing"). Such purchase shall occur at such time as the Purchaser and the Company shall agree (but in no event later than the third Business Day following the receipt of such Shareholder Approval, unless otherwise agreed to by the parties) (the date of such purchase, the "Second Closing Date").


             (b) At the Second Closing: (i) the Company shall deliver to the Purchaser, against payment of the Second Closing Consideration, stock certificates for the Additional Preferred Shares to be sold in accordance with the provisions of Section 5.9(a), registered in the name of the Purchaser or its nominee (subject to the provisions herein and in the Ancillary Documents) and in such denominations as the Purchaser shall specify not less than two Business Days prior to the Second Closing Date; and (ii) the Purchaser, in full payment for the Additional Preferred Shares, against delivery of the stock certificates referred to above, shall deliver to the Company on the Second Closing Date immediately available funds, by wire transfer to such account as the Company shall specify at least three Business Days prior to the Second Closing Date, in the amount equal to the Second Closing Consideration.

             Section 5.10 Conduct of Business Pending the Second Closing. If Shareholder Approval is obtained with respect to the issuance and sale of the Additional Preferred Shares, the Company shall not, prior to the Second Closing Date, take any action specified in Section 4.1(b) hereof.


          8. The first sentence of Section 3.1(e)(ii) shall be replaced with the following sentence:


        Upon delivery of and payment for the Shares on the Closing Date or the Second Closing Date, as applicable, as provided herein, such Shares to be purchased on the Closing Date or the Second Closing Date, as applicable, will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and the Purchaser will acquire good title thereto, free and clear of all Liens (other than any Lien created by the Purchaser).


          9. The first sentence of Section 6.1 of the Investment Agreement shall be replaced with the following sentence:



        The obligation of the Purchaser to purchase the Securities (other than the Additional Preferred Shares) at the Closing, and to purchase the Additional Preferred Shares at the Second Closing, is subject to the satisfaction or waiver of each of the following conditions precedent at or prior to the Closing or Second Closing, as the case may be:



          10. The words "Closing Date" in Section 6.1 of the Investment Agreement shall be replaced with the words "Closing Date or Second Closing Date, as the case may be," each time the word "Closing Date" appears in
     Section 6.1.


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          11. The first sentence of Section 6.2 of the Investment Agreement shall be replaced with the following sentence:



        The obligation of the Company to sell the Securities (other than the Additional Preferred Shares) at the Closing, and to sell the Additional Preferred Shares at the Second Closing, is subject to the satisfaction or waiver of each of the following conditions precedent at or prior to the Closing or Second Closing, as the case may be:



          12. The words "Closing Date" in Section 6.2 of the Investment Agreement shall be replaced with the words "Closing Date or Second Closing Date, as the case may be," each time the word "Closing Date" appears in
     Section 6.2.



          13. Except to the extent amended or modified by this Amendment or as otherwise specified, for the avoidance of doubt, all references in the Investment Agreement to "Preferred Stock" or "Shares" or "Securities" shall include, and all terms and provisions relating thereto shall apply to, the Additional Preferred Shares.


     III. Condition to Effectiveness. This Amendment shall become effective on the date on which the Company and the Purchaser shall have executed and delivered this Amendment (the "Amendment Effective Date").

     IV. General

          1. Representation and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Second Closing Date as follows:

             (a) Authorization; No Conflicts. The Company has full corporate power and authority to enter into this Amendment and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Amendment and the consummation of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Amendment has been duly and validly executed and delivered by the Company. The Company's Board of Directors has resolved to recommend that its shareholders vote for the Shareholder Approval. This Amendment constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except as set forth in Schedule 3.1(c) to the Investment Agreement, the execution, delivery and performance of this Amendment by the Company, the consummation of the transactions by the Company contemplated hereby and the compliance by the Company with the provisions hereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or Material Subsidiaries under,
        (i) the articles of incorporation, by-laws or other governing instrument of the Company or any Material Subsidiary, (ii) any Contractual Obligation of the Company or any Material Subsidiary or (iii) assuming that the filings, consents and approvals specified in Schedule 3.1(d) to the Investment Agreement have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Company or any Material Subsidiary, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

             (b) Consents. Except as set forth in Schedule 3.1(d) to the Investment Agreement, no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Amendment, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its




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        obligations hereunder, except for (i) the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSR Act and the rules and regulations promulgated by the FCC, (ii) such filings as may be required under the blue sky laws of the various states, (iii) the filing of the Certificate of Designation with the Secretary of State of the State of Minnesota and (iv) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect.

          2. Representation and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Second Closing Date as follows:

             (a) Authorization; No Conflicts. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on behalf of the Purchaser. This Amendment has been duly and validly executed and delivered on behalf of the Purchaser, and this Amendment is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. The execution, delivery and performance of this Amendment, the consummation by the Purchaser of the transactions contemplated hereby and the compliance by Purchaser with the provisions hereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, (i) any organizational document of the Purchaser or NBC, (ii) any Contractual Obligation of the Purchaser or NBC, or (iii) assuming that the clearances, filings, consents and approvals specified in Schedule 3.2(c) to the Investment Agreement have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Purchaser or NBC, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

             (b) Consents and Approvals. Except as set forth in Schedule 3.2(c) to the Investment Agreement, no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Amendment, the consummation by the Purchaser of the transactions contemplated hereby or the performance by the Purchaser of its obligations hereunder, except for (i) the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSR Act and the rules and regulations promulgated by the FCC, and (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect. The Purchaser is fully qualified under the FCC's rules, regulations, and policies (including, but not limited to, its television network and its multiple ownership rules) to consummate the transactions contemplated by this Amendment, and such consummation shall not cause the Company to be deemed to be an attributable owner of, or vertically integrated with, any cable system for purposes of any of the provisions of 47 C.F.R. part 76, or to be deemed an "affiliate" of any cable system for purposes of the commercial leased access rules as established in 47 C.F.R. section 76.970(b).

          3. Payment of Expenses. Each of the Company and the Purchaser agrees to pay for its own out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel.

          4. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Investment Agreement and the Ancillary Documents are and shall remain in full force and effect. This Amendment shall be part of the Investment Agreement.

          5. Governing Law; Counterparts. (a) This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed and performed within such state, and each party hereby submits to the jurisdiction of any state or U.S. federal court sitting within the County of New York or County of Hennepin. The parties hereto waive all right to trial by jury




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     in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Amendment.

          (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

                                          VALUEVISION INTERNATIONAL, INC.


                                          By:      /s/ GENE MCCAFFERY

                                            ------------------------------------

                                            Name: Gene McCaffery


                                            Title: Chief Executive Officer and
                                              President



                                          GE CAPITAL EQUITY INVESTMENTS, INC.



                                          By:        /s/ JAMES BROWN


                                            ------------------------------------

                                            Name: James Brown


                                            Title: Senior Vice President




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